NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is entered into as of July 2, 2010 (the “Effective Date”) by and between STEELCLOUD, INC., a Virginia corporation (the “Company”), and CLIPPER INVESTORS LLC, an Illinois limited liability company (the “Investor”). The Company and the Investor are referred to collectively herein as the “parties.”

RECITALS

A.           The Investor is willing, pursuant to the terms and conditions of this Agreement, to purchase from the Company that certain Note (as defined herein) which Note shall be convertible into securities of the Company on the terms and subject to the conditions set forth herein.

B.           The Company wishes to sell the Note on the terms and conditions and in the form referenced herein.

C.           The purpose of this Agreement is to set forth the understanding of the parties relative to the matters above.  By this reference these Recitals are incorporated into the Agreement which follows below.

AGREEMENT

NOW, THEREFORE, in consideration of these premises, and the terms, conditions, representations and covenants set forth herein, the parties hereby agree as follows:

1.           DEFINITIONS.

1.1           Certain Defined Terms.  As used in this Agreement, the following terms shall have the following respective meanings:

“Agreement” has the meaning ascribed to such term in the preamble.

“Affiliate” has the meaning such term is given in Rule 405 promulgated under the Securities Act.

“Balance Sheet Date” has the meaning ascribed to such term in Section 6.5.

“Closing” has the meaning ascribed to such term in Section 3.1.

“Closing Date” has the meaning ascribed to such term in Section 3.1.

“Collateral” has the meaning ascribed to such term in the Security Agreement.

“Common Stock” means the Company’s $0.001 par value common stock.

“Company” has the meaning ascribed to such term in the preamble.

“Company SEC Documents” means the Company’s (i) annual reports on Form 10-K for its fiscal years ended October 31, 2009, 2008 and 2007; (ii) quarterly report on Form 10-Q for its fiscal quarter ended April 30, 2010; (iii) proxy or information statements relating to meetings of the shareholders of the Company held (or actions taken without a meeting by such stockholders) since October 31, 2009, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since October 31, 2009.

“Conversion Notice” has the meaning ascribed to such term in Section 5.1.

“Conversion Shares” means the shares of Common Stock issuable upon the conversion of the Note.

“Debt” means (i) Indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, Indebtedness or obligations of others of the kinds referred to in clause (i) through (iv) above.

“Default Rate” has the meaning ascribed to such term in Section 4.3.

“Effective Date” has the meaning ascribed to such term in the preamble.

“Event of Default” has the meaning ascribed to such term in Section 10.

“Financial Statements” has the meaning ascribed to such term in Section 6.5.

“Indebtedness” means all Debt and other obligations, contingent or otherwise, which in accordance with generally accepted accounting principles should be classified on the obligor’s balance sheet as liabilities, but in any event including liabilities secured by any mortgage, pledge, lien or other security interest existing on property owned or acquired by the obligor, whether or not the liability secured thereby shall have been assumed, all guarantees of such Indebtedness and other contingent obligations in respect of the Indebtedness of others.

“Investor” has the meaning ascribed to such term in the preamble.

“Lien” means, with respect to any property or asset (whether tangible or intangible), any mortgage, lien, pledge, charge, security interest, encumbrance, or other adverse claim of any kind in respect of such property or asset.

“Loan Documents” means collectively this Agreement, the Note, the Security Agreement, and the Registration Rights Agreement.

“Material Adverse Effect” means any material adverse change in, or material adverse effect on the business, assets, prospects, results of operations, value, financial or other condition of the Company, or any event or circumstance that could reasonably be expected to have any such effect or that could reasonably be expected to prevent, hinder or delay the consummation of any of the transactions contemplated by this Agreement, the other Loan Documents, or any of the other documents, instruments or agreements contemplated hereby and thereby.

“Maturity Date” has the meaning ascribed to such term in Section 4.2.

“Note” has the meaning ascribed to such term in Section 2.1.

“Outstanding Balance” means the unpaid principal balance of the Note.

“Person” means an individual, corporation, partnership, association, trust, government or political subdivision or agent or instrumentality thereof, or other entity or organization.

“Preferred Stock and Warrant Purchase Agreement” means that certain Preferred Stock and Warrant Purchase Agreement of even date herewith by and between the Company and the Investor pursuant to which the Investor shall purchase 450,000 shares of the Company’s Series A Preferred Stock and warrants to purchase 20,000,000 shares of Common Stock.

“Purchase Price” has the meaning ascribed to such term in Section 2.2.

“Registration Rights Agreement” means the Registration Rights Agreement to be delivered by the Company to the Investor pursuant to Section 3.2 hereof, substantially in the form attached hereto as Exhibit B.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal law then in force.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar Federal law then in force.

“Security Agreement” means that certain Security Agreement, dated of even date herewith, by and between the Company and the Investor, substantially in the form attached hereto as Exhibit C.

1.2         Other Defined Terms.

(a)           Certain other words and phrases are defined or described elsewhere in this Agreement and/or the Schedules and Exhibits hereto.

(b)           Wherever used in this Agreement (i) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation”, (ii) the word “day” means a calendar day unless otherwise specified, (iii) the word “party” means each and every person or entity who is a party to this Agreement, (iv) the word “law” (or “laws”) means any statute, ordinance, resolution, regulation, code, rule, order, decree, judgment, writ, injunction, mandate or other legally binding requirements of a government entity, (v) the word “notice” shall mean notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and any other written communication contemplated under this Agreement, (vi) the word “or” shall mean either or both and (vii) the words “Business Day” shall mean any day other than Saturday, Sunday or a day on which commercial banks located in Chicago, Illinois are required or authorized by law to close.

(c)           Unless the context otherwise requires, words in the singular number include the plural and vice versa.  All Schedules and Exhibits hereto are hereby incorporated herein and made a part hereof.

2.           PURCHASE OF NOTES.

2.1         Authorization.  The Company has authorized the issuance and sale to the Investor of a convertible note in the aggregate principal amount of One Million One Hundred Thousand Dollars ($1,100,000), in the form attached hereto as Exhibit A (the “Note”).

2.2         Sale and Purchase of Note.  Upon the terms and conditions contained herein, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, at the Closing (as hereinafter defined) and for the aggregate purchase price of One Million One Hundred Thousand Dollars ($1,100,000) (the “Purchase Price”), the Note.

3.           CLOSING; CLOSING DELIVERIES.

3.1         Closing.  The sale to and purchase by the Investor of the Note shall take place in a closing (the “Closing”) with the Closing to occur at the offices of Ungaretti & Harris LLP, 70 West Madison, Suite 3500, Chicago, Illinois 60602 at 10:00 a.m. local time, on the date hereof, or at such other time, date or place as the Company and the Investor shall mutually agree (the “Closing Date”).

3.2         Deliveries by the Company at the Closing.  The Investor shall have received on or before the Closing Date, in form and substance satisfactory to the Investor in its sole discretion:

(a)           the Note issued in the name of the Investor;

(b)           the Security Agreement, duly executed by the Company;

(c)           the Registration Rights Agreement, duly executed by the Company;

(d)           a certificate executed by the President of the Company stating that the conditions specified in Sections 3.6(a) and 3.6(b) have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since the date of the Financial Statements;

(e)           certified copies of (A) the resolutions of the Board of Directors of the Company approving the Loan Documents and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to such Loan Documents, and (B) the Certificate of Incorporation and the Bylaws of the Company as in effect on the Closing Date;

(f)           the legal opinions of Gersten & Savage LLP, and Fettman, Tolchin & Majors PC, counsel to the Company, in form and substance satisfactory to the Investor and to the Investor’s counsel; and

(g)           such other certificates or documents the Investor or its counsel may reasonably require.

3.3         Deliveries by the Investor at Closing.  The Company shall have received on or before the Closing Date, in form and substance satisfactory to the Company in its sole discretion:

(a)           the Purchase Price, by wire transfer of immediately available funds; and

(b)           such other certificates or documents as the Investor or its counsel may reasonably require.

3.4         Conditions of the Company’s Obligations at Closing.  The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the purchase or Closing of each of the following conditions by the Investor:

(a)           Representations and Warranties.  The representations and warranties of the Investor contained in Section 6 shall be true on and as of the purchase or Closing with the same effect as though such representations and warranties had been made on and as of the purchase or Closing.

(b)           Payment of Purchase Price.  Investor shall have delivered the Purchase Price.

3.6         Conditions of the Investor’s Obligations at Closing.  The obligations of the Investor under this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date, any of which may be waived in whole or in part by the Investor:

(a)           Representations and Warranties.  All of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as if made on the Closing Date.

(b)           Performance of Covenants.  All of the covenants and agreements of the Company contained in this Agreement and required to be performed on or before the Closing Date shall have been performed in all material respects to the satisfaction of the Investor.

(c)           Authorizations and Approvals.  All authorizations and approvals required in connection with the issuance of the Note and the stock issuable upon conversion of the Note shall have been obtained.

(d)           Legal Action.  There shall not have been instituted or threatened any legal proceeding seeking to prohibit or threaten the consummation of the transactions contemplated by this Agreement.  None of the parties hereto shall be prohibited by any order, writ, injunction or decree of any governmental body of competent jurisdiction from consummating the transactions contemplated by this Agreement.

(e)           Due Diligence.  The Investor shall have completed its due diligence investigation of the Company and shall be satisfied with results of such investigation.

(f)           Adverse Change.  There shall have been no material adverse change in the business, property or condition, financial or otherwise, of the Company from that disclosed in the Company’s April 30, 2010 quarterly financials.

(g)           Disclosure Schedules.  All disclosure schedules delivered to the Investor shall be in form and substance satisfactory to the Investor in its sole and absolute discretion.

(h)           Closing Deliveries.  All agreements and other documents to be delivered to the Investor pursuant to Section 3.2 hereof shall be in form and substance satisfactory to the Investor in its sole and absolute discretion.

(i)           Preferred Stock and Warrant Purchase Agreement.  The parties hereto shall have entered into the Preferred Stock and Warrant Purchase Agreement, and the transactions contemplated by such Preferred Stock and Warrant Purchase Agreement shall be consummated concurrently with the transactions contemplated hereunder.

4.           PAYMENT OF NOTE.

4.1         Interest.  The Outstanding Balance in respect of the Note shall accrue interest, beginning as of the date of the Note, at a rate of 12% per annum.  Interest shall be payable on July 31, 2010 and on the last day of each month thereafter, and on the first to occur of the conversion of the outstanding balance of the Note as contemplated by Section 5.1, the Maturity Date, and the acceleration of the Note.  Interest payable on the Note shall be calculated on the basis of a year of 360 days consisting of twelve 30-day months.  If the date for any payment of principal is extended (whether by operation of this Agreement, any provision of law or otherwise), interest shall be payable for such extended time at the rates provided herein.  Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be due on the next succeeding Business Day.

4.2         Principal.  The Outstanding Balance shall be due and payable in cash by 1:00 p.m. Chicago time on July 2, 2013 (the “Maturity Date”).

4.3         Default Rate of Interest.  If the Company shall fail to pay on the due date therefor, whether on the Maturity Date, by acceleration or otherwise, any principal owing under the Notes, then interest shall accrue on such unpaid principal from the due date to the date on which such principal is paid in full at a rate per annum equal to eighteen percent (18%) (the “Default Rate”).  Interest calculated at the Default Rate shall be due and payable upon demand by the Investor.

4.4         Other Payment Terms.  All other terms and conditions governing the payment of the Note shall be as set forth in the Note.

5.           INVESTOR’S CONVERSION OPTION.

5.1         Conversion of Note.   The Investor shall have the right at any time and from time to time to convert all, or any part, of the outstanding balance due under the Note into shares of Common Stock of the Company at the conversion rate of $0.10 per share of Common Stock (subject to adjustment in the event of stock splits or combinations).  To exercise such conversion right, the Investor must give written notice to the Company (“Conversion Notice”) of such intent at least five (5) days prior to such conversion and specify the portion of the outstanding principal balance of the Notes to be so converted. No fractional shares of the Company's Common Stock shall be issued upon conversion of the Note. In lieu of the Company issuing any fractional shares to the Investor upon the conversion of the Note, the Company shall pay to the Investor the amount of outstanding principal that is not so converted in cash. Within five (5) days after receipt of the Conversion Notice, (a) the Company at its expense will issue and deliver to the Investor a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion and pay any outstanding interest accrued under the Note, (b) the principal balance of the Note shall be reduced by the amount so converted, and (c) upon conversion of all of the outstanding principal balance due under the Note, the Investor shall concurrently surrender the Note, marked paid, at the principal office of the Company.  Upon conversion of all of the outstanding principal balance due under the Note, and payment of any accrued and outstanding interest thereon, the Company shall be forever released from all its obligations and liabilities under the Note. Anything contained in the Note to the contrary notwithstanding, the Note may not be prepaid without the Company providing the Investor not less than thirty (30) days prior written notice of such prepayment and the Investor shall not be required to accept any prepayment of the Note if following receipt of such written notice the Investor has delivered a Conversion Notice to the Company.

5.2         Reservation of Shares.  From and after the date hereof, the Company shall reserve and keep available for issuance (i) such number of its authorized but unissued shares of its Common Stock as will be sufficient to permit the conversion in full of the Note into Common Stock, and in each case in accordance with this Agreement and the terms of the Note.  All shares of Common Stock that are so issuable shall, when issued upon conversion or exercise, be duly and validly issued and fully paid and non-assessable.  If at any time the number of authorized but unissued shares of Common Stock shall be insufficient to effect the conversion or exercise of all the outstanding Note, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

5.3         Registration Rights.  The Investor shall be entitled to the rights and benefits as a holder of Investor Registrable Securities under the Registration Rights Agreement.

6.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Investor as follows:

6.1         Organization; Good Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia.  The Company has all requisite corporate power and authority and holds all licenses, permits and other required authorizations from governmental authorities necessary to conduct its business as it is now being conducted or as proposed to be conducted and to own or lease the properties and assets it now owns or holds under lease.  The Company is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction wherein the character of its properties or the nature of the activities conducted by it makes such qualification or licensing necessary.

6.2         Authorization.  The Company has the full corporate power and authority to enter into the Loan Documents and to perform all of its obligations hereunder and thereunder.  The execution, delivery and performance of the Loan Documents by the Company have been or will be, on or before the Closing Date, duly authorized by all necessary corporate action.  This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms.  The Company, in light of its business or proposed business, does not require any consent, approval, authorization or order of, or declaration, filing or registration with, any court or governmental or regulatory agency or board in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

6.3         Charter Documents.  The Company has heretofore delivered to counsel for the Investor true, correct and complete copies of the Company’s Certificate of Incorporation and Bylaws, each as in full force and effect on the date hereof.  There will be no changes made to such Certificate of Incorporation or Bylaws between the date hereof and the Closing Date, except as contemplated by the Preferred Stock and Warrant Purchase Agreement.

6.4         Capitalization.  As of the Closing, the Company’s authorized capitalization will consist of (i) 80,000,000 shares of Common Stock, of which 20,075,001 are issued and outstanding, (ii) 750,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of which none are issued and outstanding, and (iii)1,250,000 shares of blank check preferred stock.  All outstanding shares of Common Stock of the Company are validly issued, fully paid and non-assessable.  The issuance of the Note hereunder and the Conversion Shares pursuant to the provisions of this Agreement have been duly and validly authorized.  No further approval or authorization of the shareholders or the directors of the Company or of any governmental authority or agency will be required for the issuance and sale of the Note or Conversion Shares as contemplated by this Agreement.  No shareholder of the Company or any other person is entitled to any preemptive rights with respect to the purchase or sale of any securities by the Company.  The Conversion Shares, when issued and delivered upon conversion of the Note, will be duly and validly issued, fully paid and non-assessable.  Except as set forth on Schedule 6.4 attached hereto, there are no outstanding options, warrants or other rights, commitments or arrangements, written or oral, to which the Company is a party or by which it is bound, to purchase or otherwise acquire any authorized but unissued shares of capital stock of the Company or any security directly or indirectly convertible into or exchangeable or exercisable for any capital stock of the Company.  No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any securities or rights exercisable or convertible for securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of the occurrence of any event.

6.5         Financial Statements.  The Company has furnished to the Investor its unaudited balance sheet as of April 30, 2010 (the “Balance Sheet Date”), its unaudited statement of operations for the six month period ended April 30, 2010, and its unaudited statement of cash flows for the six month period ended April 30, 2010 (collectively the “Financial Statements”).  Except as set forth on Schedule 6.5, the Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied, are true and correct in all material respects and fairly present the financial position and results of operations of the Company as at, or for the period ended on, such date.  Since the date of such Financial Statements, the Company has conducted its business in a consistent manner without any change in accounting or credit principles, policies or procedures.  At the date of such Financial Statements, there were no debts, liabilities or obligations of the Company of any kind and description, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown or matured or unmatured, or of any other nature, other than those disclosed in such Financial Statements.

6.6         Absence of Changes.  Except as set forth on Schedule 6.6, since the Balance Sheet Date, there has not been:

(a)           any change in the business, assets, liabilities, financial condition or results of operations of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not had a Materially Adverse Effect;

(b)           any change in the contingent obligations of the Company, by way of contract, guaranty, endorsement, indemnity, warranty or otherwise, except changes in the ordinary course of business that have not had a Material Adverse Effect;

(c)           any damage, destruction or loss of the Company’s properties or assets, whether or not covered by insurance;

(d)           any waiver by the Company of a material right or of a material debt owed to it;

(e)           any satisfaction or discharge of any Lien or payment of any obligation by the Company, except in the ordinary course of business and not having a Material Adverse Effect;

(f)           any material change or amendment to a material agreement or material arrangement by which the Company or any of its assets or properties is bound or subject;

(g)           any material change in any compensation arrangement or agreement with any employee, officer or director of the Company;

(h)           any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets, other than the license of software and products in the ordinary course of business;

(i)           any resignation or termination of employment of any officer or key employee of the Company, and the Company does not know of the impending resignation or termination of employment of any such officer or key employee;

(j)           receipt of notice of a loss of, or material order cancellation by, any major customer of the Company;

(k)           any Lien created by the Company, with respect to any of its material properties or assets, except Liens for taxes not yet due or payable;

(l)           any loans or guarantees made by the Company to or for the benefit of its respective employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business;

(m)           any declaration, setting aside, payment or other distribution in respect of any of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

(n)           to the knowledge of the Company, any other event or condition of any character that could reasonably be expected to result in a Material Adverse Effect;

(o)           any issuance or alteration of the rights, preferences, privileges or terms of any capital stock of the Company; or

(p)           any agreement or commitment by the Company to do any of the things described in this Section 6.6.

           6.7           Compliance with Other Instruments.  Except as set forth on Schedule 6.7, the Company is not in default in the performance of any obligation, agreement, instrument or undertaking to which it is a party or by which it is bound and there is no such obligation, agreement, instrument or undertaking which adversely affects or in the future may adversely affect its business, properties, prospects, operations or condition (financial or otherwise).  The Company is not in violation of its Certificate of Incorporation or Bylaws.  Neither the sale of the Note (or the issuance and delivery of the Conversion Shares), the execution and delivery of this Agreement, nor the fulfillment of the terms set forth in this Agreement and the consummation of the transactions contemplated by this Agreement, will:  (i) conflict with or constitute a breach of, or constitute a default under or an event which, with or without notice or lapse of time or each, would be a breach of or default under or violation of the Certificate of Incorporation or Bylaws of the Company or would be a breach of or default under or violation of any agreement, document, indenture, mortgage or other instrument or undertaking by which the Company is bound or to which any of its properties are subject, or would be a violation of any law, administrative regulation, judgment, order or decree applicable to the Company; (ii) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company; (iii) result in the loss of any license, certificate, legal privilege or legal right enjoyed or possessed by the Company; (iv) give any party to any agreement to which the Company is a party a right of termination; or (v) require the consent of any other person or entity under any agreement, indenture, mortgage, document or other instrument or undertaking by which the Company is bound or to which any of its properties are subject.

           6.8           Taxes.  To the Company’s knowledge, the Company has filed all necessary or appropriate federal, state, local and foreign tax returns and reports and all taxes, fees, assessments and governmental charges of any nature shown by such returns to be due and payable have been paid, except for those amounts being contested in good faith and for which appropriate amounts have been reserved in accordance with generally accepted accounting principles.  There is no tax deficiency which has been, or to the knowledge of the Company might be, asserted against the Company which would adversely affect the business or operations, or proposed business or operations, of the Company.  The Company has not been, and is not now being, audited by any federal, state, local or foreign tax authorities.  To the Company’s knowledge, the Company has made all required deposits for taxes applicable to the current tax year.  All tax returns and reports of the Company were prepared in accordance with the relevant rules and regulations of each taxing authority having jurisdiction over the Company.

           6.9           Litigation.  Except as set forth on Schedule 6.9, there is not now pending, and to the best knowledge of the Company there is not threatened nor is there any basis for, any litigation, action, suit or proceeding:  (a) to which the Company is or will be a party in or before or by any court or governmental or regulatory agency or body; or (b) to which any of the officers or employees of the Company is or will be a party in or before or by any court or governmental or regulatory agency or body, concerning termination by such person of his employment with any of such person’s former employers.   In addition to the foregoing, there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company having, or which, insofar as can be foreseen in the future, may have, any adverse effect on the business or proposed business or operations, properties, assets or condition, financial or otherwise, of the Company.

           6.10           Compliance with Law.  The Company is in compliance in all material respects with all applicable statutes and regulations of the United States and of all states, municipalities and agencies in respect of the conduct of its business.  No failure by the Company to comply with such statutes and regulations will have a material adverse effect on the Company.

           6.11           SEC Filings and the Sarbanes-Oxley Act.

(a)           Company SEC Documents.

(i)           As of its filing date, each Company SEC Document complied, and each such Company SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be.

(ii)           As of its filing date, each Company SEC Document filed pursuant to the Exchange Act did not, and each such Company SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(iii)           Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such statement or amendment became effective, did not contain (or, in the case of any registration statement, as amended or supplemented, if applicable, filed by the Company prior to the Closing Date, as of the date such registration statement or amendment becomes effective, will not contain) any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)           Prohibited Actions. The Company has not, since the enactment of the Sarbanes-Oxley Act, taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

           6.12           Subsidiaries.  Except as set forth on Schedule 6.12, the Company does not have any investment or other ownership interest in any other corporation, joint venture, general partnership, limited partnership or other business entity.

           6.13           Registration Rights.  Except as set forth on Schedule 6.13 and except as to the rights granted in the Registration Rights Agreement, there are no rights outstanding which permit or allow the holder thereof to cause the Company to file a registration statement or which permit or allow the holder thereof to include securities of the Company in a registration statement filed by the Company.

           6.14           Outstanding Indebtedness.  Except as set forth on Schedule 6.14 attached hereto and for trade payables incurred in the ordinary cause of business, the Company does not have (a) any liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether direct, indirect, due or to become due; (b) any power of attorney outstanding, nor any other agreement of agency, whether as principal or agent, nor has it any obligation or liability, either actual, accrued, accruing or contingent, as guarantor, surety, cosigner, endorser, comaker, indemnitor or otherwise in respect of the obligation of any person; or (c) any liability to any officer, director, shareholder or employee of the Company for money borrowed by the Company or otherwise.

           6.15           Conflicting Agreements.  No officer or other employee of the Company is a party to or bound by any agreement, contract or commitment, or subject to any restrictions (including confidentiality or non-compete restrictions) in connection with any previous or current employment of any such person, which adversely affects, or in the future may reasonably be expected to adversely affect, the business, or the proposed business, of the Company.

           6.16           Compliance with the Securities Act.  All securities of the Company heretofore sold and issued by it were sold and issued in material compliance with all applicable Federal and state securities laws.  Based upon the representations of the Investor set forth herein, and assuming the truth of such representations, the offer, sale and issuance of the Note (and the issuance and delivery of the Conversion Shares) are exempt from the registration requirements of the Securities Act.

6.17      Minute Books.  The minute books of the Company made available to the Investor contain a complete summary of all meetings of directors and stockholders since the time of incorporation, to the extent such minute books are held by or are reasonably available to the Company, and accurately reflect all transactions referred to in such minutes accurately in all material respects.

7.           REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

The Investor hereby severally represents and warrants to, and agrees with, the Company as follows:

7.1        Investment Intent.  The Investor is acquiring the Note (and any Conversion Shares) for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act.  The Investor consents to the placement of the following legend on each Note and Conversion Shares:

“[THE SHARES EVIDENCED BY THIS CERTIFICATE] [THIS NOTE AND THE SECURITIES ISSUABLE UPON ITS EXERCISE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES STATUTES OR REGULATIONS, AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (i) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THERETO, (ii) A WRITTEN OPINION FROM COUNSEL FOR THE ISSUER OR OTHER COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (iii) A ‘NO ACTION’ LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER OR SALE.”

7.2         Restricted Securities.  The Investor understands that the Note (and any Conversion Shares) will not be registered at the Closing under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4 of the Securities Act and that the reliance of the Company on such exemption is predicated in part on the Investor’s representations set forth herein.  The Investor further represents that it has had access during the course of the transaction and prior to its purchase of the Note to such information relating to the Company as it has desired and that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 6 of this Agreement or the right of the Investor to rely thereon.  The Investor understands that the Note (and any Conversion Shares) may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom and that in the absence of an effective registration statement covering the Note (or the Conversion Shares) or an available exemption from registration under the Securities Act, the Note (and any Conversion Shares) must be held indefinitely.

7.3         Accredited Investor.  The Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Note and the Conversion Shares into which it may be converted.  The Investor is not registered as a broker or dealer under Section 15(a) of the Securities Exchange Act, affiliated with any broker or dealer registered under Section 15(a) of the Securities Exchange Act, or a member of the Financial Industry Regulatory Authority.

7.4         No Conflicts.  The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby will not (i) result in a violation of the certificate of incorporation, by-laws or other documents of organization of the Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is bound, or (iii) result in a violation of any law, rule, regulation or decree applicable to the Investor.

7.5         Disclosure of Information.  The Investor and its advisors, if any, have had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Note with the Company’s management and have had an opportunity to review the Company’s facilities and financials and to ask questions of the Company.  In determining whether to enter into this Agreement and purchase the Note, the Investor has relied solely on (i) the written information supplied by Company employees in response to the written due diligence information request provided by the Investor to the Company, and (ii) the PowerPoint presentations delivered by the Company’s management to the Investor, titled “Investor Presentation April 9, 2010”, “Clipper Development Corp. May 28, 2010”, and “SteelCloud Confidential SWOT Feb. 2010”, and the Investor has not received nor relied upon any oral representation or warranty relating to the Company, this Agreement, or any of the transactions or relationships contemplated hereby. The Investor understands that its purchase of the Note involves a high degree of risk.  The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its purchase of the Note.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 6 of this Agreement or the right of the Investor to rely thereon.

8.           NO SUBORDINATION.

The Note will not be subordinate to any other indebtedness of the Company, unless otherwise agreed to, in writing, by the Investor.

9.           NEGATIVE COVENANTS.

The Company will not do any of the following without the prior written consent of the Investor:

9.1.        Issue Any Equity Security.  At any time after the Effective Date, the Company will not issue any equity securities, except that for purposes of this covenant, any (a) shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock or outstanding Note; (b) shares of Common Stock issued or issuable to any employee, officer or director of, or consultant to, the Company pursuant to any plan or arrangement approved by the Board of Directors of the Company; (c) shares of Common Stock or other securities issued or issuable to any bank, equipment lessor or other similar financial institution pursuant to any transaction or arrangement approved by the Board of Directors of the Company; (d) shares of Common Stock or other securities issued or issuable to any strategic partner pursuant to any transaction or arrangement approved by the Board of Directors of the Company; (e) shares of Common Stock or other securities issued or issuable as consideration for the acquisition of any business entity by the Company by merger, purchase of all or substantially all of the assets or capital stock of such entity, or other reorganization approved by the Board of Directors of the Company whereby the Company owns not less than a majority of the voting power of such entity (or the surviving or successor entity); (f) shares of Common Stock issued or issuable upon exercise of any warrants outstanding as of the date hereof.

9.2.        Liens.  Create or suffer to exist, or permit any of its subsidiaries to create or suffer to exist, any Liens, upon or with respect to the Collateral (as such term is defined in the Security Agreement), whether now owned or hereafter acquired, or assign, or permit any of its subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Indebtedness of any Person or entity, other than Liens securing the Note.

9.3.        Debt.  Directly or indirectly create, incur, assume, guarantee, or otherwise become or remain liable with respect to any Debt, except as follows:

(a)           the Note;

(b)           Debt of the Company (including, without limitation, capital lease obligations except for capital lease obligations relating to facility leases) in an aggregate principal amount not to exceed $50,000 at any one time outstanding;

(c)           capital lease obligations relating to facility leases in an aggregate amount not to exceed $100,000 at any one time outstanding, including any such capital lease obligations that are otherwise encompassed by (d) below; and

(d)           Debt of the Company outstanding on the date hereof and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof).

9.4.        Guaranty.  Assume, guaranty, endorse or otherwise be or become directly or contingently responsible or liable to assure the creditors of any third party against loss, for the obligations of any Person including an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services or an agreement to maintain or cause any such Person to maintain a minimum working capital or net worth.

9.5.        Sales of Assets.  Sell, lease, assign, transfer, abandon, or otherwise dispose of, directly or indirectly, whether voluntary or involuntary, any of its now owned or hereafter acquired assets without the written consent of the Investor, other than sales, leases, or licenses of assets in the ordinary course of the Company’s business.

9.6.        Mergers.  Merge or consolidate with, or sell, assign, lease or otherwise dispose of (in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets of the business of any Person, or enter into any agreement to do any of the foregoing.

9.7.        Officer/Employee Distributions.  Except as occurs in the ordinary course of business consistent with past practice as previously disclosed to the Investor, grant or pay any extraordinary distributions, including bonuses or extraordinary salary increases; or make loans or other forms of cash payments to employees or officers or directors; or, make any payments of principal or interest on any shareholder loans existing on its books; or give any preferential treatment, directly or indirectly, to any officer, director or employee.

9.8.        Dividends.  Except as required by the Preferred Stock, purchase or retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets or loans to its stockholders, whether in cash, assets or obligations, or allocate or otherwise set aside any sum for the payment of any dividend or distribution by reduction of capital or otherwise in respect of any shares of its capital stock.

9.9.        Capital Expenditures.  Purchase any assets, vehicles or equipment or make any other capital expenditures in excess of an aggregate of $50,000 per annum, except in the ordinary course of business consistent with past practice.

9.10.      Stock.  Change the number of authorized shares, voting rights of shares, or class of shares, or engage in any “split-ups,” revisions, reclassifications or other like change of its stock.

9.11.      Business.  Change the general character of its business as conducted or as proposed to be conducted as of the date hereof or engage in any type of business not reasonably related to its business as normally conducted, or change its corporate name.

10.        EVENTS OF DEFAULT.

If any of the following (each, an “Event of Default”) shall occur:

10.1.      if any representation or warranty made to the Investor by the Company in this Agreement, the Note, or the Security Agreement proves to have been incorrect in any material respect as of the date hereof and as of the date on which it is made, or any statement, certificate or data heretofore or hereafter furnished to the Investor by the Company in connection with this Agreement proves to have been incorrect in any material respect as of the date when the facts therein set forth were stated or certified;

10.2.      if the Company fails to perform or comply with any covenant or agreement in this Agreement, the Note or the Security Agreement;

10.3.      if the Company fails to pay principal of or interest on the Note, or any other Indebtedness owing by the Company to the Investor now existing or hereafter incurred by the Maturity Date;

10.4.      if the Investor shall cease to have a valid and perfected security interest in the Collateral for any reason whatsoever (other than any act or omission by the Investor which results in such cessation);

10.5.      if an event of default shall have occurred under any document executed in connection with any other Indebtedness of the Company or with respect to any other Indebtedness of the Company which has not been cured, which default accelerates such Indebtedness;

10.6.      except as otherwise provided herein or in the Security Agreement, if the Collateral or any part or interest thereof or therein be disposed of, sold, transferred or encumbered in any way without the consent of the Investor, whether by operation of law or otherwise;

10.7.      if the Investor is not permitted, at all reasonable times and upon reasonable prior notice, to enter upon the business or other premises at which the Collateral is located, to inspect the same;

10.8.      a judgment for the payment of money in excess of $50,000 shall be rendered against the Company and any such judgment shall remain unsatisfied and in effect for any period of sixty (60) consecutive days without a stay of execution;

10.9.      the Company shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of the Company or of all or a substantial part of the assets of the Company, (ii) be unable, or admit in writing, the inability to pay debts as they mature, (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent, or (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against the Company in any bankruptcy, reorganization or insolvency law or an answer admitting the material allegations of a petition filed against the Company in any bankruptcy proceeding, reorganization or insolvency proceeding, or corporate action shall be taken by the Company for the purpose of effecting any of the foregoing;

10.10.    any proceeding is commenced against the Company (unless dismissed within forty-five (45) calendar days) under any provision of the United States Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, or seeking assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, reorganization, arrangement or other similar relief; or

10.11     an order, judgment or decree shall be entered, without the application, approval or consent of the Company, by any court of competent jurisdiction, approving a petition seeking reorganization of the Company or appointing a receiver, trustee or liquidator of the Company or of all or a substantial part of the assets of the Company, and such order, judgment or decree shall continue unstayed and in effect for any period of one hundred eighty (180) consecutive days;

THEN, if the Company has not cured the Event of Default within fifteen (15) days after notice thereof from the Investor as provided in the Security Agreement, the Investor may by written notice to the Company declare the principal of and interest accrued on the Note, and all other liabilities of the Company to the Investor to be forthwith due and payable, whereupon the same shall become forthwith due and payable; provided that the Note shall become due and payable, without any further action, upon the occurrence of any of the events set forth in Section 10.1.

11.        MISCELLANEOUS PROVISIONS.

11.1.      Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Illinois without giving effect to principles of conflicts of laws.

11.2.      Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

11.3.      Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  The Company may not assign any of its rights or delegate any of its duties under this Agreement without obtaining the prior written consent of the Investor.  The Investor may assign all or any part of its rights and obligations hereunder.

11.4.      Entire Agreement.  The Loan Documents and the Exhibits and Schedules thereto constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersede all prior and contemporaneous agreements, whether written or oral.

11.5.      Notices.  All notices hereunder shall be in writing and shall be deemed to have been given at the time when hand delivered, when received if sent by facsimile or by same day or overnight recognized commercial courier service, or three days after being mailed by certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

If to the Company:	20110 Ashbrook Place, Suite 130
Ashburn, Virginia 20147
Attn: Brian H. Hajost
Fax: (703) 450-0407

With a copy to:	Edward J. Tolchin, Esq.
Fettmann, Tolchin & Majors, PC
10509 Judicial Drive
Suite 300
Fairfax, VA 22030
Fax: (703) 385-9893

If to the Investor:	1095 Fisher Lane
Winnetka, IL 60093
Fax: (847) 784-9332

With a copy to:	Ungaretti & Harris LLP
70 West Madison, Suite 3500
Chicago, Illinois 60602
Attn: Michael W. Black
Fax: (312) 523-2563

provided, however, that any notice of change of address shall be effective only upon receipt.

11.6.      Amendments.  Any term of this Agreement may be amended only with the written consent of the Company and the Investor.

11.7.      Delays or Omissions; Waivers.  No delay or omission to exercise any right, power or remedy accruing to the Company or to the Investor, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of the Company, or the Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring.  No waiver of any of the provisions contained in this Agreement shall be valid unless made in writing and executed by the Company (if it is the waiving party) or by the Investor (if the Investor is the waiving party).

11.8.      Expenses; Indemnification.  The Company agrees to pay all reasonable expenses (including reasonable legal expenses and attorneys’ fees) of every kind incidental to the collection of the Note or enforcement of this Agreement, the Note and the Security Agreement.  The Company shall indemnify the Investor against all reasonable claims for any fees, charges and commissions arising in connection with the transactions contemplated by this Agreement, the Note and the Security Agreement, excluding any gross negligence or willful misconduct by the Investor or its representatives or agents acting in the course and scope of this Agreement.

11.9.      Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

11.10.    Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

11.11.    Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

11.12.    Expenses.  The Company shall pay its own costs and expenses in connection with this Agreement and the closing of the transactions contemplated hereby.  In addition, in connection with the negotiation of the Loan Documents, the Company shall pay the reasonable legal fees and expenses of Ungaretti & Harris LLP, counsel to the Investor, in an amount not to exceed $40,000.

11.13.    Construction.  This Agreement is the result of negotiations among, and has been reviewed by, the Company, the Investor and their respective counsel.  Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Company or the Investor.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement to be effective as of the date first above written.

COMPANY:

STEELCLOUD, INC.,
a Virginia corporation

By:	/s/ Brian H. Hajost
Name:	Brian H. Hajost
Its:	President & CEO

INVESTOR:

CLIPPER INVESTORS LLC,
an Illinois limited liability company

By:	/s/ Kenneth A. Merlau
Name:	Kenneth A. Merlau
Its:	Manager

Signature Page to Note Purchase Agreement

EXHIBIT A

FORM OF CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES STATUTES OR REGULATIONS, AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (i) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THERETO, (ii) A WRITTEN OPINION FROM COUNSEL FOR THE ISSUER OR OTHER COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (iii) A “NO ACTION” LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER OR SALE.

STEELCLOUD, INC.

PROMISSORY NOTE

$1,100,000	July 2, 2010

STEELCLOUD, INC., a Virginia corporation (the “Company”), for value received, hereby promises to pay to the order of CLIPPER INVESTORS LLC, an Illinois limited liability company (the “Holder”), or its registered assigns, the principal amount of One Million One Hundred Thousand Dollars ($1,100,000) on July 2, 2013, with interest computed and payable as set forth in the Note Purchase Agreement (defined below); provided that in no event shall the amount payable as interest on this Note exceed the highest lawful rate permissible under any law applicable hereto.  Payments of principal, premium, if any, and interest hereon shall be made in lawful money of the United States of America by the method and at the address for such purpose specified in the Note Purchase Agreement, and such payments shall be overdue for purposes hereof if not made on the scheduled date of payment therefor, without giving effect to any applicable grace period.

This Note is issued pursuant to that certain Note Purchase Agreement dated July 2, 2010 (the “Note Purchase Agreement”) between the Company and the Holder, and the Holder or its registered assigns are entitled to the benefits of the Note Purchase Agreement and the other documents referred to in the Note Purchase Agreement, including without limitation, the Security Agreement and the Registration Rights Agreement, and may enforce the agreements contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof, all in accordance with the terms thereof.  Capitalized terms used herein without definition have the meanings ascribed to them in the Note Purchase Agreement.

1. General.

1.1.           Assignment.  This Note and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder or its agent or attorney upon surrender of this Note together with the Assignment Form attached hereto as Exhibit A, properly endorsed.

1.2.           Certain Waivers.  The parties hereto hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

1.3.           Governing Law.  This Note shall be construed in accordance with and governed by the domestic substantive laws of the State of Illinois without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of domestic substantive laws of any other jurisdiction.

1.4.           Notices.  All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in accordance with the Note Purchase Agreement.

1.5.           Replacement.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction of this Note, upon receipt of an indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon the surrender and cancellation of this Note, the Company, at its expense, shall execute and deliver, in lieu thereof, a new Note of like tenor and dated the date of such lost, stolen, destroyed or mutilated Note, and following such execution and delivery this Note shall not be deemed to be an outstanding Note.

1.6.           Amendment.  Any term of this Note may be amended only with the written consent of the Company and the Holder.

[signature page follows]

IN WITNESS WHEREOF, the Company has executed this Note as of the date first above written.

STEELCLOUD, INC.

By:
Name:
Title:

Signature Page to Note

EXHIBIT A TO NOTE

ASSIGNMENT FORM

(To assign the foregoing Note, execute
this form and supply the required information.)

FOR VALUE RECEIVED, the foregoing Note and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________

_______________________________________________________________

Dated:  ______________, _______

Holder’s Name:

Signature of Holder
or Authorized Signatory:

Title (if applicable):

Holder’s Address:

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Note, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Note.

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT
REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is entered into as of July 2, 2010, by and among STEELCLOUD, INC., a Virginia corporation (the “Company”), CLIPPER INVESTORS LLC, an Illinois limited liability company (“Clipper”), and CALEDONIA CAPITAL CORPORATION, a Delaware corporation (“Caledonia” and, together with Clipper, the “Investors”).

The Company and Clipper are parties to (a) a Preferred Stock and Warrant Purchase Agreement (the “Preferred Stock and Warrant Purchase Agreement”) and (b) a Note Purchase Agreement (the “Note Purchase Agreement” and, together with the Preferred Stock and Warrant Purchase Agreement, the “Purchase Agreements”), each dated as of July 2, 2010.  The Company and Caledonia are parties to (i) an Exchange Agreement dated as of July 2, 2010 pursuant to which Caledonia was issued shares of the Company’s Preferred Stock in exchange for certain shares of the Company’s Common Stock (the “Exchange Agreement”), and (ii) a Consolidated, Amended and Restated Promissory Note dated July 2, 2010, made by the Company to the order of Caledonia in the original principal amount of $570,000 (the “Caledonia Note”).  In order to induce Clipper to enter into the Purchase Agreements and Caledonia to enter into the Exchange Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreements, the Exchange Agreement and the Caledonia Note.  Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 8 hereof.

The parties hereto agree as follows:

1.            Demand Registrations.

(a)           Requests for Registration.  Each of Clipper and Caledonia may request registration under the Securities Act of all or any portion of their Investor Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”) or, if then available, on Form S-2 or S-3 (including pursuant to Rule 415 under the Securities Act) or any similar short-form registration (“Short-Form Registrations”).  All registrations requested pursuant to this Section 1(a) are referred to herein as “Demand Registrations.”  Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form.  Each request for a Demand Registration shall specify the approximate number of Investor Registrable Securities requested to be registered and the anticipated per share price range for such offering.  Within five (5) business days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Investor Registrable Securities and, subject to Section 1(d) below, shall include in such registration all Investor Registrable Securities with respect to which the Company has received written requests for inclusion therein within thirty (30) days after the receipt of the Company’s notice.

(b)          Investor Long-Form Registrations.  Each of Clipper and Caledonia shall be entitled to request not more than one (1) Long-Form Registration pursuant to Section 1(a) for which the Company shall pay all Registration Expenses (as defined in Section 5), whether or not such registration is consummated.  All Long-Form Registrations shall be underwritten registrations.  The selling stockholders and the Company shall bear the expenses of the underwriter and placement agent, if any, pro rata in proportion to the respective number of shares each is selling in such offering.

(c)           Investor Short-Form Registrations.  In addition to the Long-Form Registrations provided pursuant to Section 1(b), each of Clipper and Caledonia shall be entitled to request an unlimited number of Short-Form Registrations pursuant to Section 1(a) for which the Company shall pay all Registration Expenses, whether or not such registration is consummated.  The selling stockholders and the Company shall bear the expenses of the underwriter and placement agent, if any, pro rata in proportion to the respective number of shares each is selling in such offering.  The Company shall use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Investor Registrable Securities and to maintain such S-3 eligibility thereafter.  If the Company, pursuant to the request of the holder(s) of a majority of Investor Registrable Securities, is qualified to and has filed with the Securities Exchange Commission a registration statement under the Securities Act on Form S-3 pursuant to Rule 415 under the Securities Act (the “Required Registration”), then the Company shall use its best efforts to cause the Required Registration to be declared effective under the Securities Act as soon as practicable after filing, and, once effective, the Company shall cause such Required Registration to remain effective for a period ending on the earlier of (i) the date on which all Investor Registrable Securities included in such registration have been sold pursuant to the Required Registration, or (ii) the date as of which the holder(s) of the Investor Registrable Securities included in such registration (assuming such holder(s) are affiliates of the Company) are able to sell all of the Investor Registrable Securities included in such registration within a ninety (90) day period in compliance with Rule 144 under the Securities Act.

(d)           Priority on Demand Registrations.  The Company shall not include in any Demand Registration any securities that are not Investor Registrable Securities without the prior written consent of the holder(s) of a majority of the Investor Registrable Securities to be included in such registration.  If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that, in their opinion, the number of Investor Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Investor Registrable Securities and other securities, if any, that can be sold in an orderly manner in such offering within a price range acceptable to the holder(s) of a majority of the Investor Registrable Securities to be included in such registration, then the Company shall include in such registration, prior to the inclusion of any securities that are not Investor Registrable Securities, the maximum number of Investor Registrable Securities requested to be included that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering, allocated pro rata among the respective holders thereof on the basis of the amount of Investor Registrable Securities owned by each such holder.

3

(e)           Restrictions on Demand Registrations.  The Company shall not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration.  The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration if such registration would, in the good faith judgment of the Company’s board of directors, substantially interfere with any material transaction being considered at the time of receipt of the request for such Demand Registration, including any proposal or plan by the Company to acquire financing, engage in any acquisition of assets (other than in the ordinary course of business), or engage in any merger, consolidation, tender offer, reorganization, or similar transaction; provided that, in such event, the holder(s) of Investor Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and the Company shall pay all Registration Expenses in connection with such registration.  The Company may delay a Demand Registration hereunder only once in any twelve (12) month period.

(f)           Selection of Underwriters.  The Company in its reasonable discretion shall have the right to select the investment banker(s) and manager(s) to administer any underwritten offering hereunder.

(g)           Other Registration Rights.  Except as provided in this Agreement, the Purchase Agreements, the Exchange Agreement, and the documents contemplated thereby, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities, options or rights convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holder(s) of a majority of the Investor Registrable Securities.

2.            Piggyback Registrations.

(a)           Right to Piggyback.  Whenever the Company proposes to register any of its securities (including any proposed registration of the Company’s securities by any third party) under the Securities Act (other than (i) pursuant to a Demand Registration, which is addressed by Section 1, or (ii) in connection with registrations on Form S-4, S-8 or any successor or similar forms for transactions as to which no cash proceeds are attributable to the Company) and the registration form to be used may be used for the registration of Investor Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (and in any event within three (3) business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Investor Registrable Securities of its intention to effect such a registration and shall include in such registration all Investor Registrable Securities with respect to which the Company has received written requests for inclusion therein within thirty (30) days after the receipt of the Company’s notice.

(b)           Piggyback Expenses.  The Registration Expenses of the holders of Investor Registrable Securities shall be paid by the Company in all Piggyback Registrations, whether or not such registration is consummated.

(c)           Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, then the Company shall include in such registration the maximum number of securities that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering, giving priority (i) first, to the securities the Company proposes to sell, (ii) second, to the Investor Registrable Securities requested to be included in such registration (if any), allocated pro rata among the respective holders thereof on the basis of the amount of Investor Registrable Securities owned by each such holder, and (iii) third, to the other securities requested to be included in such registration (if any).

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(d)           Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities other than holders of Investor Registrable Securities (it being understood that secondary registrations on behalf of holders of Investor Registrable Securities are addressed in Section 1 above rather than this Section 2(d)), and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holder(s) of a majority of the Investor Registrable Securities to be included in such registration, then the Company shall include in such registration, (i) first, the securities requested to be included therein by the holders requesting such registration and the Investor Registrable Securities requested to be included in such registration, in each case that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering (if any), pro rata among the holders of such securities and the holders of such Investor Registrable Securities on the basis of the number of shares of Common Stock owned by each such holder, and (ii) second, the other securities requested to be included in such registration that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering (if any).

(e)           Other Registrations.  If the Company has previously filed a registration statement with respect to Investor Registrable Securities pursuant to Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, then, unless such previous registration is a Required Registration, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.

3.            Lockup Agreements

(a)           Each holder of Investor Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

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(b)          The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Investor Registrable Securities are included (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) shall cause each holder of its equity securities, or any securities convertible into or exchangeable or exercisable for equity securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

4.            Registration Procedures.  Whenever the holders of Investor Registrable Securities have requested that any Investor Registrable Securities be registered pursuant to this Agreement (subject to Section 1(e)), the Company shall use its best efforts to effect the registration and the sale of such Investor Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a)           prepare and, within sixty (60) days after the receipt of a request for registration, file with the Securities and Exchange Commission a registration statement with respect to such Investor Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as practicable thereafter (provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holder(s) of a majority of the Investor Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b)           notify in writing each holder of Investor Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days (or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Investor Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)           furnish to each seller of Investor Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such seller may reasonably request in order to facilitate the disposition of the Investor Registrable Securities owned by such seller;

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(d)           use its best efforts to register or qualify such Investor Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller of Investor Registrable Securities to consummate the disposition in such jurisdictions of the Investor Registrable Securities owned by such seller of Investor Registrable Securities (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

(e)           promptly notify in writing each seller of such Investor Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement (i) contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made or (ii) is otherwise not legally available to support sales of Investor Registrable Securities, and the Company shall promptly prepare and furnish to each such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Investor Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f)           cause all such Investor Registrable Securities to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)           provide a transfer agent and registrar for all such Investor Registrable Securities not later than the effective date of such registration statement;

(h)           enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holder(s) of a majority of the Investor Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of Investor Registrable Securities (including effecting a stock split or a combination or shares);

(i)            make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant, or agent in connection with such registration statement and assist and, at the request of any participating underwriter, use its best efforts to cause such officers or directors to participate in presentations to prospective purchasers;

(j)           otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

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(k)           in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

(l)           use its best efforts to cause such Investor Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Investor Registrable Securities;

(m)          obtain one or more cold comfort letters, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holder(s) of a majority of the Investor Registrable Securities being sold in such registered offering reasonably request; and

(n)           provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

5.            Registration Expenses.

(a)           Subject to Section 5(b) below, all expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, travel expenses, filing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company, and fees and disbursements of all independent certified public accountants, underwriters including, if necessary, a “qualified independent underwriter” within the meaning of the rules of the National Association of Securities Dealers, Inc. (in each case, excluding discounts and commissions), and other Persons retained by the Company or by holders of Investor Registrable Securities or their affiliates on behalf of the Company (all such expenses being herein called “Registration Expenses”), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance, and the expenses and fees for listing the securities to be registered in accordance with Section 4(f).  The Company shall have no obligation to pay any underwriting discounts attributable to the Investor Restristrable Securities being sold by the holder thereof, which underwriting discounts shall be borne by such holders.

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(b)           In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Investor Registrable Securities included in such registration for the reasonable fees and disbursements of one (1) counsel chosen by the holder(s) of a majority of the Investor Registrable Securities included in such registration.

(c)           To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

6.            Indemnification.

(a)           The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Investor Registrable Securities, its officers, directors, agents, and employees, and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof), whether joint and several or several, together with reasonable costs and expenses (including reasonable attorney’s fees) to which any such indemnified party may become subject under the Securities Act or otherwise (collectively, “Losses”) caused by, resulting from, arising out of, based upon, or relating to (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 6, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the blue sky or securities laws thereof or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer, and controlling Person for any legal or any other expenses incurred by them in connection with investigating or defending any such Losses; provided that the Company shall not be liable to any holder in any such case to the extent that any such Losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, or preliminary prospectus or any amendment or supplement thereto, or in any application, in each case, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same.  In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Investor Registrable Securities.

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(b)           In connection with any registration statement in which a holder of Investor Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify and hold harmless the Company and its officers, directors, agents, and employees, and each other Person who controls the Company (within the meaning of the Securities Act) against any Losses to the extent caused by, resulting from, arising out of, based upon, or relating to (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto or in any application, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in each case, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein, and such holder will reimburse the Company and each such other indemnified party for any legal or any other expenses incurred by them in connection with investigating or defending any such Losses; provided that the obligation to indemnify will be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Investor Registrable Securities pursuant to such registration statement.

(c)           Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially and actually prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, then (x) the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without the indemnifying party’s consent (but such consent will not be unreasonably withheld) and (y) the indemnifying party will not enter into any settlement agreement with respect to such claim unless there is no finding or admission of liability by the indemnified party in such settlement agreement.  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)           The indemnification provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract, and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of securities.

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(e)           If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Investor Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Investor Registrable Securities effected pursuant to such registration.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

7.            Participation in Underwritten Registrations.  No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements; provided that no holder of Investor Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6 hereof.

8.             Definitions.

(a)           “Common Stock” means the Company’s $0.001 par value common stock.

(b)           “Investor Registrable Securities” means, (i) the shares of Common Stock issuable upon conversion of the Preferred Shares, the shares of Common Stock issuable upon the exercise of the Warrants (all as defined in the Preferred Stock and Warrant Purchase Agreement), and the shares of Common Stock issuable upon conversion of the Note (as defined in the Note Purchase Agreement), (ii) the shares of Common Stock issuable upon conversion of the Preferred Shares issued to Caledonia pursuant to the Exchange Agreement and the shares of Common Stock issuable upon conversion of the Caledonia Note, and (iii) shares of Common Stock issued or issuable with respect to the securities referred to in clauses (i) or (ii) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization.  As to any particular Investor Registrable Securities, such securities shall cease to be Investor Registrable Securities when they (A) have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer, or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), (B) have been effectively registered under a registration statement including, without limitation, a registration statement on Form S-8 (or any successor form), or (C) have been repurchased by the Company.  For purposes of this Agreement, a Person shall be deemed to be a holder of Investor Registrable Securities whenever such Person has the right to acquire such Investor Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

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(c)           “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, an investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

(d)           “Securities Act” means the Securities Act of 1933, as amended, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(e)           “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

9.            Miscellaneous.

(a)           No Inconsistent Agreements; Entire Agreement.  The Company will not enter into any agreement with respect to its securities that is inconsistent with or violates the rights granted to the holders of Investor Registrable Securities in this Agreement.  This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

(b)           Adjustments Affecting Investor Registrable Securities.  The Company shall not take any action, or permit any change to occur, with respect to its securities that would adversely affect the ability of the holders of Investor Registrable Securities to include such Investor Registrable Securities in a registration undertaken pursuant to this Agreement or that would adversely affect the marketability of such Investor Registrable Securities in any such registration (including effecting a share or unit split or a combination of shares or units).

(c)           Remedies.  Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(d)           Amendments and Waivers.  Except as otherwise provided herein, no modification, amendment, or waiver of any provision of this Agreement shall be effective against the Company or the holders of Investor Registrable Securities unless such modification, amendment, or waiver is approved in writing by the Company, Clipper and Caledonia.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.

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(e)           Successors and Assigns.  All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.  In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of holders of Investor Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Investor Registrable Securities.  The Company may not assign any of its rights or obligations under this Agreement without the prior written consent of the Investors.  Each Investor may assign all or any part of its rights and obligations hereunder.

(f)           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(g)           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts (including by means of facsimile), each of which shall be deemed an original, and all of which taken together shall constitute one and the same Agreement.

(h)           Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.

(i)           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING ANY EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

(j)            Notices.  All notices hereunder shall be in writing and shall be deemed to have been given at the time when hand delivered, when received if sent by facsimile or by same day or overnight recognized commercial courier service, or three (3) days after being mailed by certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

To the Company:

SteelCloud, Inc.
20110 Ashbrook Place, Suite 130
Ashburn, Virginia 20147
Attn: Brian H. Hajost

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with a copy to:

Fettmann, Tolchin & Majors, PC
10509 Judicial Drive
Suite 300
Fairfax, VA 22030
Fax: 703-385-9893
Attn: Edward J. Tolchin, Esq.

To Clipper:

Clipper Investors LLC
1095 Fisher Lane
Winnetka, Illinois 60093
Attn: Kenneth A. Merlau

with a copy to:

Ungaretti & Harris LLP
70 West Madison, Suite 3500
Chicago, Illinois 60602
Attn:  Michael W. Black

To Caledonia:

Caledonia Capital Corporation
19441 Golf Vista Plaza, Suite 360
Leesburg, VA  20176,
Attn: Edward Murchie

with a copy to:

Grossberg,Yochelson, Fox & Beyda, LLP
2000 L Street, NW, Suite 675
Washington, DC 20036
Attn: Linton W. Hengerer

provided, however, that any notice of change of address shall be effective only upon receipt

(k)           No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

STEELCLOUD, INC.

By:
Name:
Its:

CLIPPER INVESTORS LLC

By:
Name:
Its:

CALEDONIA CAPITAL CORPORATION

By:
Name:
Its:

EXHIBIT C

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made as of July 2, 2010 by STEELCLOUD, INC., a Virginia corporation (the “Grantor”), for the benefit of CLIPPER INVESTORS LLC, an Illinois limited liability company (“Clipper”) and CALEDONIA CAPITAL CORPORATION, a Delaware corporation (“Caledonia” and, collectively with Clipper, the “Lender”).

RECITALS:

WHEREAS, Grantor is indebted to Clipper in the principal amount of $1,100,000 as evidenced by that certain Promissory Note dated of even date herewith (the “Clipper Note”);

WHEREAS, Grantor is indebted to Caledonia in the principal amount of $570,000 as evidenced by that certain Promissory Note dated of even date herewith (the “Caledonia Note” and, together with the Clipper Note, the “Notes”);

WHEREAS, Lender holds shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Shares”); and

WHEREAS, as security for all of the Obligations (hereinafter defined), Lender is requiring that Grantor enter into this Agreement and grant the security interests contemplated hereby.

NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, it is agreed as follows:

1.            Definitions.  As used herein, the following terms shall have the meanings set forth in this Section:

“Accounts” shall have the meaning provided in the UCC.

“Chattel Paper” shall have the meaning provided in the UCC and shall include, without limitation, all Electronic Chattel Paper and Tangible Chattel Paper.

“Collateral” shall mean all property in which a security interest is granted hereunder.

“Commercial Tort Claim” shall have the meaning provided in the UCC.

“Controlled Property” shall mean property of every kind and description in which Grantor has or may acquire any interest, now or hereafter at any time in the possession or control of Lender for any reason and all dividends and distributions on or other rights in connection with such property.

“Data Processing Records and Systems” shall mean all of Grantor’s now existing or hereafter acquired electronic data processing and computer records, software (including, without limitation, all “Software” as defined in the UCC), systems, manuals, procedures, disks, tapes and all other storage media and memory.

“Deposit Accounts” shall have the meaning provided in the UCC and shall include, without limitation, any demand, time, savings, passbook or similar account maintained with a bank.

“Document” shall have the meaning provided in the UCC.

“Electronic Chattel Paper” shall have the meaning provided in the UCC.

“Equipment” shall have the meaning provided in the UCC.

“Event of Default” shall have the meaning specified in Section 6 hereof.

“Fixtures” shall have the meaning provided in the UCC.

“General Intangibles” shall have the meaning provided in the UCC and shall include, without limitation, all Payment Intangibles.

“Goods” shall have the meaning provided in the UCC and shall include embedded “Software” to the extent included in “Goods” as defined in the UCC.

“Grantor” shall have the meaning provided in the preamble hereto.

“Instruments” shall have the meaning provided in the UCC.

“Insurance Proceeds” shall mean all proceeds of any and all insurance policies payable to Grantor with respect to any Collateral, or on behalf of any Collateral, whether or not such policies are issued to or owned by Grantor.

“Inventory” shall have the meaning provided in the UCC.

“Investment Property” shall have the meaning provided in the UCC.

“Lender” shall have the meaning set forth in the preamble hereto.

“Letter-of-Credit Rights “ shall have the meaning provided in the UCC.

“Obligations” shall mean all loans, advances, debts, liabilities, obligations, covenants and duties owing by Grantor to Lender of any kind or nature, present or future, arising under the Notes or the Preferred Shares.  The term includes, but is not limited to, all principal, interest, fees, charges, expenses, reasonable attorneys’ fees, and any other sum chargeable to Grantor under the Notes.

“Payment Intangibles” shall have the meaning provided in the UCC.

“Proceeds” shall have the meaning provided in the UCC.

“Products” shall mean any goods now or hereafter manufactured, processed or assembled with any of the Collateral.

“Supporting Obligations” shall have the meaning provided in the UCC.

“Tangible Chattel Paper” shall have the meaning provided in the UCC.

“Tangible Collateral” shall mean all items of Collateral consisting of tangible personal property.

“UCC” shall mean the Uniform Commercial Code as enacted in the State of Virginia, as amended from time to time, provided that: (a) to the extent that the UCC is used to define any term herein, and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern; and (b) if, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Virginia, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection or priority of, or remedies with respect to, Lender’s security interest and for purposes of definitions related to such provisions.

Other terms defined herein shall have the meanings ascribed to them herein.

2.           Security Interest.  As security for the payment of all Obligations, Grantor hereby grants to Lender a security interest in all of Grantor’s right, title and interest in and to the following, whether now owned or existing or hereafter acquired or arising:

Accounts;
Chattel Paper;
Commercial Tort Claims;
Controlled Property;
Data Processing Records and Systems;
Deposit Accounts;
Documents;
Equipment and Fixtures;
General Intangibles;
Instruments;
Inventory;
Investment Property;

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Letter-of-Credit Rights;
Proceeds (whether cash or non-cash Proceeds, including Insurance Proceeds and non-cash Proceeds of all types);
Products of all the foregoing; and
Supporting Obligations.

           3.              Representations and Covenants of Grantor.  Grantor represents, warrants and covenants that:

3.1           Authorization.  The execution and performance of this Agreement have been duly authorized by all necessary action and do not and will not: (a) require any consent or approval of the stockholders of Grantor as has not been previously obtained, or the consent of any governmental entity; or (b) violate any provision of any indenture, contract, agreement or instrument to which it is a party or by which it is bound.

3.2           Title to Collateral.  Grantor has good and marketable title to all of the Collateral and none of the Collateral is subject to any security interest except for the security interest created pursuant to this Agreement.

3.3           Disposition or Encumbrance of Collateral.  Grantor will not encumber, sell or otherwise transfer or dispose of the Collateral without the prior written consent of Clipper except as provided in this Section.  Until an Event of Default has occurred and is continuing, Grantor may sell Collateral consisting of: (a) Inventory in the ordinary course of business provided that Grantor receives as consideration for such sale an amount not less than the fair market value of the Inventory at the time of such sale; and (b) Equipment and Fixtures which in the judgment of Grantor have become obsolete or unusable in the ordinary course of business.

3.4           Validity of Accounts.  Grantor warrants that all Collateral consisting of Accounts, Chattel Paper and Instruments included in Grantor’s schedules, financial statements or books and records are bona fide existing obligations created by the sale and actual delivery of Inventory or the rendition of services to customers in the ordinary course of business, which Grantor then owns free and clear of any security interest other than the security interest created by this Agreement, and which are then unconditionally owing to Grantor without defenses, offset or counterclaim except those arising in the ordinary course of business that are immaterial in the aggregate and that the unpaid principal amount of any such Chattel Paper or Instrument and any security therefor is and will be as represented to Lender on the date of the delivery thereof to Lender.

3.5           Maintenance of Tangible Collateral.  Grantor will maintain the tangible Collateral in good condition and repair.  At the time of attachment and perfection of the security interest granted pursuant hereto and thereafter, all tangible Collateral will be located and will be maintained only at the locations set forth on Exhibit A attached hereto.  Except as otherwise permitted by Section 3.3, Grantor will not remove such Collateral from such locations unless, prior to any such removal, Grantor has given written notice to Lender of the location or locations to which Grantor desires to remove the Collateral, and Clipper has given its written consent to such removal.  Lender’s security interest attaches to all of the Collateral wherever located and Grantor’s failure to inform Lender of the location of any item or items of Collateral shall not impair Lender’s security interest thereon.

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3.6           Notation on Chattel Paper.  For purposes of the security interest granted pursuant to this Agreement, Lender has been granted a direct security interest in all Chattel Paper constituting part of the Collateral and such Chattel Paper is not claimed merely as Proceeds of Inventory.  Upon Lender’s request, Grantor will deliver to Lender the original of all Chattel Paper.  Grantor will not execute any copies of such Chattel Paper constituting part of the Collateral other than those which are clearly marked as a copy.  Lender may stamp any such Chattel Paper with a legend reflecting Lender’s security interest therein.

3.7           Instruments as Proceeds; Deposit Accounts.  Notwithstanding any other provision in this Agreement concerning Instruments, Grantor covenants that Instruments constituting cash Proceeds (for example, money and checks) shall be deposited in Deposit Accounts.  Grantor has granted to Lender a direct security interest in all Deposit Accounts constituting part of the Collateral and such Deposit Accounts are not claimed merely as Proceeds of other Collateral.

3.8           Protection of Collateral.  All expenses of protecting, storing, warehousing, insuring, handling and shipping of the Collateral, all costs of keeping the Collateral free of any liens, encumbrances and security interests prohibited by this Agreement and of removing the same if they should arise, and any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral or in respect of the sale thereof, shall be borne and paid by Grantor and if Grantor fails to promptly pay any thereof when due, Lender may, at its option, but shall not be required to pay the same whereupon the same shall constitute Obligations and shall bear interest at the Interest Rate specified in the Note and shall be secured by the security interest granted hereunder.

3.9           Insurance.  Grantor will procure and maintain, or cause to be procured and maintained, insurance issued by responsible insurance companies insuring the Tangible Collateral against damage and loss by theft, fire, collision (in the case of motor vehicles), and such other risks as are usually carried by owners of similar properties or as may be requested by Lender in an amount equal to the replacement value thereof, and, in any event, in an amount sufficient to avoid the application of any co-insurance provisions and payable, in the case of any loss in excess of $25,000.00, to Grantor and Lender jointly.  All such insurance shall contain an agreement by the insurer to provide Lender with 30 days’ prior notice of cancellation and an agreement that the interest of Lender shall not be impaired or invalidated by any act or neglect of Grantor.  Grantor will maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies of such types (which may include, without limitation, public and product liability, larceny, embezzlement, business interruption or other criminal misappropriation insurance) and in such amounts as may from time to time be required by Lender.  Grantor will deliver evidence of such insurance and the policies of insurance or copies thereof to Lender upon request.  Unless Grantor provides Lender with evidence of the insurance coverage required by this Section, Lender may purchase, at Grantor’s expense, insurance to protect Lender’s interest in the Collateral.  This insurance may, but need not, protect Grantor’s interests.  The coverage that Lender purchases may not pay any claim that Grantor makes or any claim that is made against Grantor in connection with the Collateral.  Grantor may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Grantor has obtained insurance as required by this section.  If Lender purchases insurance for the Tangible Collateral, Grantor will be responsible for the costs of the insurance, including interest and any charges Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance.  The costs of the insurance may be added to the Obligations.  The costs of the insurance may be more than the cost of insurance Grantor may be able to obtain itself.

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3.10       Compliance with Law.  Grantor will not use the Collateral, or knowingly permit the Collateral to be used, for any unlawful purpose or in violation of any federal, state or municipal law.

3.11       Books and Records; Access.

(a)           Grantor will permit Lender and its representatives to examine Grantor’s books and records (including Data Processing Records and Systems) with respect to the Collateral and make extracts therefrom and copies thereof at any time and from time to time, upon reasonable notice (unless an Event of Default then exists, in which event no such notice shall be required) and Grantor will furnish such information and reports to Lender and its representatives regarding the Collateral as Lender and its representatives may from time to time request.  Grantor will also permit Lender and its representatives to inspect the Collateral at any time and from time to time as Lender and its representatives may reasonably request.

(b)           Lender shall have authority, at any time, to place, or require Grantor to place, upon Grantor’s books and records relating to Accounts, Chattel Paper and other rights to payment covered by the security interest granted hereby a notation or legend stating that such Accounts, Chattel Paper and other rights to payment are subject to Lender’s security interest.

3.12       Notice of Default.  Immediately upon any officer of Grantor becoming aware of the existence of any Event of Default, Grantor will give notice to Lender that such Event of Default exists, stating the nature thereof, the period of existence thereof, and what action Grantor proposes to take with respect thereto.

3.13       Additional Documentation.  Grantor will execute, from time to time, and authorizes Lender to execute from time to time as Grantor’s attorney-in-fact and/or file, such financing statements, assignments, and other documents covering the Collateral, including Proceeds, as Lender may request in order to create, evidence, perfect, maintain or continue its security interest in the Collateral (including additional Collateral acquired by Grantor after the date hereof), and Grantor will pay the cost of filing the same in  all public offices in which Lender may reasonably deem filing to be appropriate and will notify Lender promptly upon acquiring any additional Collateral that may require an additional filing.  Upon request, Grantor will deliver to Lender all Grantor’s Documents, Chattel Paper and Instruments constituting part of the Collateral.

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3.14       State of Organization.  Grantor’s State of organization is the State set forth in the preamble hereto and such State has been its State of organization since the date of Grantor’s organization. Grantor will not change its State of organization from such State without 30 days’ prior written notice to Lender,  Lender’s written consent to such change, and Grantor’s delivery to Lender acknowledgment copies of financing statements filed where appropriate to continue the perfection of Lender’s security interest as a first priority security interest therein.

3.15       Name of Grantor.  Grantor’s exact legal name and type of legal entity is as set forth in the preamble hereto. Grantor  will not change its legal name without 30 days’ prior written notice to Lender, Lender’s written consent to such change, and Grantor’s delivery to Lender acknowledgment copies of financing statements filed where appropriate to continue the perfection of Lender’s security interest as a first priority security interest in the Collateral.  Grantor has not used any other name within the past five years.  Neither Grantor nor, to Grantor’s knowledge, any predecessor in title to any of the Collateral has executed any financing statements or security agreements presently effective as to the Collateral.

3.16       Disputes; etc.  Grantor shall advise Lender promptly of all disputes and claims in excess of $50,000.00 for any one obligor on the Collateral in any fiscal year or in excess of $100,000.00 in the aggregate for all obligors in any fiscal year and settle or adjust them at no expense to Lender.  After the occurrence and during the continuance of an Event of Default, Lender may at all times settle or adjust such disputes and claims directly with the customers for amounts and upon terms which Lender reasonably determines to be commercially reasonable.  No discount, credit, allowance, adjustment or return shall be granted by Grantor to any customer without Lender’s written consent other than discounts, credits, allowances, adjustments and returns made or granted by Grantor in the ordinary course of business prior to the occurrence and during the continuance of an Event of Default.

3.17       Power of Attorney.  Grantor appoints Lender, or any other person whom Lender may from time to time designate, as Grantor’s attorney with power to, upon the occurrence and during the continuation of an Event of Default:  (a) endorse Grantor’s name on any checks, notes, acceptances, drafts or other forms of payment or security evidencing or relating to any Collateral that may come into Lender’s possession; (b) sign Grantor’s name on any invoice or bill of lading relating to any Collateral, on drafts against customers, on schedules and confirmatory assignments of Accounts, Chattel Paper, Documents or other Collateral, on notices of assignment, public records, on verifications of accounts and on notices to customers; (c) notify the postal authorities to change the address for delivery of Grantor’s mail to an address designated by Lender (and Lender shall use reasonable efforts to provide Grantor with copies of such mail, provided that the failure to provide such copies shall not constitute a breach of this Agreement); (d) receive and open all mail addressed to Grantor; (e) send requests for verification of Accounts, Chattel Paper, Instruments or other Collateral to customers; and (f) do all things necessary to carry out this Agreement.  Grantor ratifies and approves all acts of the attorney taken within the scope of the authority granted.  Neither Lender nor the attorney will be liable for any acts of commission or omission, nor for any error in judgment or mistake of fact or law, unless such acts, errors, or mistakes constitute gross negligence or willful misconduct on the part of Lender or the attorney.  This power, being coupled with an interest, is irrevocable so long as any Obligation remains unpaid.  Grantor waives presentment and protest of all instruments and notice thereof, notice of default and dishonor and all other notices to which Grantor may otherwise be entitled.

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3.18       Control.  Upon Lender’s request, Grantor will cooperate with Lender in obtaining control with respect to Collateral consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights, and Electronic Chattel Paper.

3.19       Further Acts.  Where Collateral is in the possession of a third party, Grantor will, upon Lender’s request, join with Lender in notifying such third party of Lender’s security interest and in obtaining an acknowledgment from such third party that it is holding such Collateral for the benefit of Lender.

3.20       Commercial Tort Claims.  Grantor shall promptly notify Lender of any Commercial Tort Claim acquired by it and, unless otherwise consented to by Lender, Grantor shall promptly enter into a supplement to this Agreement granting to Lender a security interest in such Commercial Tort Claim.

4.           Collections.  Except as otherwise provided in this Section 4, Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor under the Accounts constituting part of the Collateral and all other Collateral.  In connection with such collections, Grantor may take (and, at Lender’s direction given after the occurrence and during the continuation of an Event of Default, shall take) such action as Grantor or Lender may deem necessary or advisable to enforce collection of the Accounts and such other Collateral; provided that Lender shall have the right at any time, without giving written notice to Grantor of Lender’s intention to do so, to notify the account debtors under any Accounts or obligors with respect to such other Collateral of the assignment of such Accounts and such other Collateral to Lender and to direct such account debtors or obligors to make payment of all amounts due or to become due to Grantor thereunder directly to Lender and, upon such notification and at the expense of Grantor, to enforce collection of any such Accounts or other Collateral, and to adjust, settle or compromise the amount or payment thereof in the same manner and to the same extent as Grantor might have done, but unless and until Lender does so or gives Grantor other instructions, Grantor shall make all collections for Lender.

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5.           Assignment of Insurance.  Grantor hereby assigns to Lender, as additional security for payment of the Obligations, any and all monies due or to become due under, and any and all other rights of Grantor with respect to, any and all policies of insurance covering the Tangible Collateral.  So long as no Event of Default has occurred and is continuing, Grantor may itself adjust and collect for any losses of up to an aggregate amount of $25,000.00 for all occurrences during any of Grantor’s fiscal years and Grantor may use the resulting Insurance Proceeds for the replacement, restoration or repair of the Tangible Collateral.  After the occurrence and during the continuance of an Event of Default, or after the aggregate amount of losses arising out of all occurrences during any of Grantor’s fiscal years exceeds $50,000.00, Lender may (but need not) in its own name or in Grantor’s name execute and deliver proofs of claim, receive such monies, and settle or litigate any claim against the issuer of any such policy, and Grantor directs the issuer to pay any such monies directly to Lender, and Lenders, at its sole discretion and regardless of whether Lender exercises Lender’s right to collect Insurance Proceeds under this Section, may apply any Insurance Proceeds to the payment of the Obligations, whether due or not, in such order and manner as Lender may elect or may permit Grantor to use such Insurance Proceeds for the replacement, restoration or repair of the Collateral.

6.           Events of Default.  The occurrence of (i) any material breach by Grantor of its obligations hereunder, and, if such breach is reasonably capable of cure, the failure of Grantor to cure such breach within twenty (20) days after receipt of written notice thereof from either Lender, or (ii) any Event of Default as defined in the Note Purchase Agreement, shall constitute an Event of Default hereunder (“Event of Default”).

7.           Rights and Remedies on Default.  Upon the occurrence of an Event of Default, and at any time thereafter until such Event of Default is cured to the satisfaction of Lender, and in addition to the rights granted to Lender under Sections 4 and 5 hereof, Lender may exercise any one or more of the following rights and remedies:

7.1         Acceleration of Obligations.  Declare any and all Obligations to be immediately due and payable, and the same shall thereupon become immediately due and payable without further notice or demand.

7.2         Deal with Collateral.  In the name of Grantor or otherwise, demand, collect, receive and give receipt for, compound, compromise, settle and give acquittance for and prosecute and discontinue any suits or proceedings in respect of any or all of the Collateral.

7.3         Realize on Collateral.  Take any action which Lender may deem reasonably necessary or desirable in order to realize on the Collateral, including, without limitation, the power to perform any contract, to endorse in the name of Grantor any checks, drafts, notes, or other instruments or documents received in payment of or on account of the Collateral.  Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Lender may sell the Collateral without giving any warranties as to the Collateral. Lender may specifically disclaim any warranties of title or the like.  This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

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7.4         Access to Property.  Enter upon and into and take possession of all or such part or parts of the properties of Grantor, including lands, offices, Data Processing Records and Systems and other property as may be necessary or appropriate in the reasonable judgment of Lender, to permit or enable Lender to store, lease, sell or otherwise dispose of or collect all or any part of the Collateral, and use and operate said properties for such purposes and for such length of time as Lender may deem necessary or appropriate for said purposes without the payment of any compensation to Grantor therefor.  Grantor shall provide Lender with all information and assistance requested by Lender to facilitate the storage, leasing, sale or other disposition or collection of the Collateral after an Event of Default has occurred and is continuing.

7.5         Other Rights.  Exercise any and all other rights and remedies available to it by law or by agreement, including rights and remedies under the UCC as adopted in the relevant jurisdiction or any other applicable law, or under the Loan Agreement and, in connection therewith, Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender, and any notice of intended disposition of any of the Collateral required by law shall be deemed reasonable if such notice is mailed or delivered to Grantor at its address as shown on Lender’s records at least 10 days before the date of such disposition.

7.6         Application of Proceeds.  All proceeds of Collateral shall be applied in accordance with the UCC, and such proceeds applied toward the Obligations shall be applied in such order as Lender may elect.

8.           Miscellaneous.

8.1         No Liability on Collateral.  It is understood that Lender does not in any way assume any of Grantor’s obligations under any of the Collateral.  Grantor hereby agrees to indemnify Lender against all liability arising in connection with or on account of any of the Collateral, except for any such liabilities arising on account of Lender’s negligence or willful misconduct.

8.2         No Waiver.  Lender shall not be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by Grantor unless such waiver be in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

8.3         Remedies Cumulative.  All rights and remedies of Lender shall be cumulative and may be exercised singularly or concurrently, at their option, and the exercise or enforcement of any one such right or remedy shall not bar or be a condition to the exercise or enforcement of any other.

8.4         Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Virginia, except to the extent that the perfection of the security interest hereunder, or the enforcement of any remedies hereunder, with respect to any particular Collateral shall be governed by the laws of a jurisdiction other than the State of Virginia.

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8.5         Expenses.  Grantor agrees to pay the reasonable attorneys’ fees and legal expenses incurred by Lender in the exercise of any right or remedy available to it under this Agreement, whether or not suit is commenced.

8.6         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Grantor and Lender.

8.7         Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

8.8         No Obligation to Pursue Others.  Lender has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Lender may release, modify or waive any Collateral provided by any other person to secure any of the Obligations, all without affecting Lender’s rights against Grantor.  Grantor waives any right it may have to require Lender to pursue any third person for any of the Obligations.

8.9         Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be (i) delivered in person, (ii) sent by nationally-recognized overnight courier service, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(a)           If to Lender, at:

Clipper Investors LLC
1095 Fisher Lane
Winnetka, Illinois 60093
Attn:  Kenneth A. Merlau

and

Caledonia Capital Corporation
19441 Golf Vista Plaza, Suite 360
Leesburg, VA 20176
Attn: Edward Murchie

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With copies to:

Ungaretti & Harris LLP
70 West Madison, Suite 3500
Chicago, Illinois 60602
Attention: Michael W. Black

and

Grossberg, Yochelson, Fox & Beyda, LLP
2000 L Street, N.W., Suite 675
Washington, D.C. 20036-4907
Attention: Linton W. Hengerer

(b)	If to Grantor, at:

20110 Ashbrook Place, Suite 130
Ashburn, Virginia 20147
Attention: Brian Hajost
Fax No.: (703) 450-0407

With a copy to:

Edward J. Tolchin, Esq.
Fettmann, Tolchin & Majors, PC
10509 Judicial Drive
Suite 300
Fairfax, VA 22030
Fax: 703-385-9893

or at such other address as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served (i) on the date on which personally delivered, (ii) when received if sent by overnight courier service, or (iii) three (3) business days after the same shall have been deposited in the United States mail.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date and year first above written.

STEELCLOUD, INC., a Virginia corporation

By:
Its:

EXHIBIT A

Location of Tangible Collateral

20110 Ashbrook Place, Suite 130
Ashburn, Virginia 20147

NOTE PURCHASE AGREEMENT

DISCLOSURE SCHEDULES

Schedule 6.6: Absence of Changes

As disclosed in the Company’s SEC Documents, the Company has entered into a material transaction with Caledonia Capital Corporation.

Schedule 6.7: Compliance with Other Instruments

The Company defaulted on the 13962 Park Center Lease, as well as with respect to the Forbearance Agreement (defined in Schedule 6.9).

Schedule 6.9: Litigation

On May 22, 2009, the Company entered into a Stipulation/Consent Order with CRP (the “Stipulation”), pursuant to an Affidavit and Statement of Account (the “Affidavit”) stating, as declared by a general manager of Jones Lang LaSalle, a property management company and agent for CRP Holdings A-1, LLC, referred to as “CRP,” the landlord of 14040 Park Center Road, Suite 210, Herndon, Virginia 20171 (the “Premises”), that CRP, as landlord, was seeking a judgment against the Company for: (i) possession of the Premises, and (ii) monetary damages for nonpayment of rent due under a sublease (the “Sublease”), dated September 28, 2004, by and between the Company and NEC America, Inc. (“NEC”), and a subsequent assignment of the Sublease to CRP from NEC, dated December 15, 2008.  In the Stipulation the Company acknowledged that the balance due for rent and additional rent for the Premises was $168,637.96, together with attorney’s fees and court expenses of $7,041.00 through May 22, 2009, referred to as the “Judgment Amount.”  Pursuant to the Stipulation, the Company paid $30,000 on May 22, 2009 toward the Judgment Amount.  Further the Company agreed to, and has, vacated the Premises.  CRP agreed to stay enforcement of the Judgment Amount until the earlier of (a) the Company’s receipt of capital in the amount of at least $500,000, or (b) May 31, 2010 (the “Forbearance Agreement”).  The matter was returned to the court’s files pending compliance with the terms of the Stipulation.

Mr. Robert Frick, a former employee, claimed in a letter sent on May 13, 2009, that the Company owes him $67,500 under a severance agreement.  Discussions are on-going concerning this matter.  No lawsuit has been filed.

Attorney Recovery Systems, Inc., an assignee of NEC Corporation, a former sublessor to the Company, has asserted a claim in a letter dated April 2, 2009, that the Company owes $52,827.08 under the former sublease.  Discussions have been held, but no resolution reached.  No lawsuit has been filed.

On October 27, 2009, an attorney representing a company known as AITC forwarded a letter asserting that the Company is holding $55,440 paid to it from the DC government, which may be required to be refunded, directly or indirectly, to the DC government, in whole or in substantial part.  On November 13, 2009, the District of Columbia made the same assertion.  The claim relates to an investigation by DC authorities into improper contracting activities by a former DC employee and several others, including AITC employees.  The Company was not implicated in the matter other than that it was the recipient of funds which AITC is now claiming the Company should pay over to AITC to refund to DC or should refund directly to DC.  The Company responded to AITC’s lawyer with a copy to the District of Columbia’s representative on November 18, 2009, denying the claim, and asserting an offset against it which exceeds the $55,440.  The Company has not heard anything additional from AITC or the DC Government since our last correspondence.

Schedule 6.12: Subsidiaries

Subsidiaries
The Company has inactive subsidiaries, which include:  International Data Products, Puerto Rico Industrial Manufacturing Operations Acquisition Corporation, and STMS Corporation.

Joint Venture
Company has inactive JV with SteelCloud MEA, LLC.

Schedule 6.13: Registration Rights

Caledonia Capital Corporation, Inc. has registration rights.

Schedule 6.14: Outstanding Indebtedness

Mr. Brian Hajost and Mr. Steven Snyder did not receive a paycheck for the pay period ending May 15, 2010.  This action is reflected in the Company’s accrued liabilities.